UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2018

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 1, 2018, the Board of Directors of the Company (the “Board”) elected Marija (Masha) Zecevic, PhD., our current Chief Business Officer, as the Company’s Chief Operating Officer.

Dr. Zecevic, age 44, has been serving as our Chief Operating Officer since February 2018 and was our Chief Business Officer from March 2017 to February 2018. Dr. Zecevic served as our Vice President of Business Development from August 2016 to March 2017. From April 2009 to July 2016, she served as Founder and Managing Director of Zebra Ventures Srl., which firm provided business development consulting services for Proteostasis from August 2014 to July 2016. During her tenure as the Managing Director, she also served as the Founder and Coordinator of the Industry Liaison Office of the Italian Cystic Fibrosis Foundation and as the Acting Head of Business Development of Allozyne Inc. Prior to joining Zebra Ventures Srl., Dr. Zecevic served as the Business Development Manager of BioXell SpA (SWX: BXLN) from October 2005 to March 2009 and as Staff Scientist from March 2003 to September 2005. Dr. Zecevic received a B.S. in Molecular Biology from the University of Belgrade in Serbia, a Ph.D. in Biochemistry from the Institute of Physiology at the University of Zurich, Switzerland, and a Masters in International Healthcare Management, from the Bocconi School of Management in Milan, Italy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2018	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer